NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM any INSTRUMENT that transfers an interest in real property BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

second lien
DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

Dated as of May 25, 2007

By

THE BOMBAY COMPANY, INC.,

as Grantor

To

JACK RATTIKIN, JR.,

as Trustee

For the Benefit of

GB MERCHANT PARTNERS, LLC,

as Beneficiary

related to the following premises:

550 Bailey Avenue

Fort Worth, Texas 76107

THIS DEED OF TRUST SECURES FUTURE ADVANCES

SECOND LIEN DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

THIS SECOND LIEN DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENT AND FIXTURE FILING (this “Deed of Trust”), dated as of May 25, 2007, is executed and delivered by THE BOMBAY COMPANY, INC., a Delaware corporation, with an address at 550 Bailey Avenue, Fort Worth, Texas 76107 (“Grantor”), to JACK RATTIKIN, JR., an individual and resident of the State of Texas, having an address at 201 Main Street, Suite 800, Fort Worth, Texas 76102, his successors or substitutes (“Trustee”), for the benefit of GB MERCHANT PARTNERS, LLC, having an address of 101 Huntington Avenue, Boston Massachusetts 02109 (together with its successors and assigns, “Beneficiary”).

RECITALS

WHEREAS, pursuant to the Term Loan Agreement, dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Grantor and each of Grantor’s Subsidiaries which are parties thereto (collectively, the “Borrowers”), Beneficiary has agreed to make a loan to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, Grantor is the owner and holder of fee simple title in and to all of the real estate located in Tarrant County, State of Texas, more fully described in Exhibit A attached hereto (the “Premises”), which Premises is a portion of the Property described below; and

WHEREAS, it is a condition to the obligation of Beneficiary to make a loan to the Borrowers under the Loan Agreement that the Grantor shall have executed and delivered this Deed of Trust to Beneficiary;

NOW, THEREFORE, in consideration of the premises and to induce Beneficiary to enter into the Loan Agreement and to Beneficiary to make a loan to the Borrowers thereunder, Grantor hereby agrees with Beneficiary as follows:

ARTICLE 1
                                                                                                                                                 DEFINITIONS

Section 1.1  Unless otherwise defined herein, terms defined in the Loan Agreement and used herein have the meanings given to them in the Loan Agreement. As used herein, the following terms shall have the following meanings:

(a)  “Building Service Equipment” means all apparatus, fixtures and articles of personal property owned by Grantor now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in the Property (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than Grantor unless the same be abandoned by any such lessee or other occupant or person), together with any and all replacements thereof and additions thereto.

(b)  “Deed of Trust” has the meaning set forth in the Preamble.

(c)  “First Lien Deed of Trust” means that certain Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing dated October 24, 2006 given by Grantor to Jack Rattikin, Jr., as trustee, for the benefit of Beneficiary, as beneficiary, assignee and secured party, in its capacity as administrative agent for the Lenders and Issuers (as such terms are defined in the First Lien Credit Agreement), recorded in the Deed Records of Tarrant County under Clerk’s File No. D206336238, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(d)  “Grantor” means the person or persons named at the beginning of this instrument as Grantor, and any subsequent owner or owners of the Property.

(e)  “Indebtedness” means (1) the Obligations, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor or any Loan Party to Beneficiary or any of the Secured Parties pursuant to or in connection with the Loan Agreement. This Deed of Trust secures any future advances under the Loan Agreement.

(f)  “Permitted Encumbrances” means the encumbrances listed on Exhibit B to this Deed of Trust and incorporated herein by reference as if fully set out herein and the Permitted Liens.

(g)  “Property” means all of the described property, rights, privileges, interests and franchises more particularly described in paragraphs (1) through (11) below:

(1)	the Premises;

(2)
all and singular the tenements, hereditaments, easements, appurtenances, passages (and all waters, water courses and riparian rights, if any), pipes, conduits, electrical and other utility lines, other rights, liberties and privileges thereof or in any way now or hereafter appertaining to the Premises, including any other claim at law or in equity as well as any after acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof, and all of the estate, right, title, claim or demand whatsoever of Grantor therein and in the streets, ways and areas adjacent thereto;

(3)	all buildings and other improvements of every kind and description now or hereafter erected or placed on the Premises or any part thereof owned by the Grantor (the “Improvements”);

(4)
all of the right, title and interest of Grantor in and to all materials intended for construction, reconstruction, alteration and repairs of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Premises, and all fixtures, Building Service Equipment, and all renewals or replacements thereof or articles in substitution therefor; it being mutually agreed that all the aforesaid property owned or to be owned by Grantor and placed by it on the Premises and such buildings and improvements shall, so far as permitted by law, be deemed to be affixed thereto and covered by this Deed of Trust (the “Fixtures”);

(5)
all of the estate, right, title and interest now owned or hereafter acquired by Grantor in and to any and all sidewalks and alleys, and all strips and gores of land, adjacent to or in connection with the Premises;

(6)
all present and future leases, licenses, concessions, occupancy agreements or other agreements entered into by Grantor (written or oral) which grant to any Person a possessory interesting, or the right to use, all or any part of the Premises or Improvements together with all the rights and privileges of the Grantor thereunder, together with all related security and other deposits deposited with Grantor (the “Leases”);

(7)
all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Premises (the “Rents”);

(8)	all insurance policies now or hereafter obtained by the Grantor pursuant to the provisions of the Deed of Trust, all unearned premiums accrued, accruing or to accrue thereunder (the “Insurance”);

(9)
all transferable building service, building maintenance, construction, management and other similar agreements and contracts, written or oral, express or implied, now or hereafter entered into arising or in any manner related to the construction, design, improvement, use, operation, occupation, enjoyment, sale, conversion, or other disposition (voluntary or involuntary) of the Premises, Fixtures, Improvements or Leases, or any combination thereof, including all property management agreements, sales contracts, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, construction guaranties, warranties, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, architectural plans and specifications, sewer and water and other utility agreements, permits, approvals, licenses, building permits, service contracts, advertising contracts, purchase orders and equipment leases (the “Property Agreements”);

(10)
all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures, Personalty or Leases (the “Condemnation Awards”); and

(11)
all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, but without limitation, proceeds of insurance, and proceeds of condemnation awards and awards for restriction of access to, or change of grade of, streets, and all accessions, replacements and substitutions of the foregoing of every type and all proceeds and products thereof (the “Proceeds”). As used in this Deed of Trust, the term “Property” shall mean all or, where the context permits or requires, any portion of the above or any interest of Grantor therein.

(h)  “Rider” means the Deed of Trust Rider attached hereto as Exhibit C.

(i)  “Trustee” has the meaning set forth in the Preamble.

(j )  “UCC” means The Uniform Commercial Code of Texas.

Section 1.2  References to “Sections” shall be to Sections of this Deed of Trust unless otherwise specifically provided. Section headings in this Deed of Trust are included herein for convenience of reference only and shall not constitute a part of this Deed of Trust for any other purpose or be given any substantive effect. The rules of construction set forth in the Loan Agreement shall be applicable to this Deed of Trust mutatis mutandis. If any conflict exists between this Deed of Trust and the Loan Agreement, the Loan Agreement shall govern. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

Section 1.3  The covenants, agreements, conditions, definitions, representations and warranties contained in the Rider and all references to covenants, agreements, conditions, definitions, representations and warranties contained in this Deed of Trust shall be deemed to include the covenants, agreements, conditions, representations and warranties contained in said Rider.

ARTICLE 2

                                                                                                                                                        GRANT

Section 2.1  To secure the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Grantor has GRANTED, MORTGAGED, BARGAINED, ASSIGNED, SOLD AND CONVEYED, and by these presents does GRANT, MORTGAGE, BARGAIN, ASSIGN, SELL AND CONVEY WITH POWER OF SALE, to Trustee, the Property, subject only to Permitted Encumbrances. TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in any wise belonging, unto the Trustee, his substitutes or successors, forever, in trust, however, for the benefit of Beneficiary and its successors and assigns, upon the terms, provisions and conditions herein set forth.

     ARTICLE 3

REMEDIES

Section 3.1  Grantor specifically agrees that after any sale under this Deed of Trust, it, or its successors or assigns, shall be mere tenants at sufferance of the purchaser of the Property, or any part thereof at such Trustee’s sale, and that such purchaser shall be entitled to the immediate possession thereof, and upon failure to surrender possession, the purchaser as landlord, shall have the right to go into any Justice of the Peace Court in the precinct and county in which the Property is located, and file an action for forcible entry and detainer, which action shall lie against Grantor, its successors or assigns, as tenants of such purchaser. This remedy is cumulative of any and all other remedies the purchaser may have hereunder or otherwise.

Section 3.2  If an Event of Default shall occur, Beneficiary may require Trustee to sell all or part of the Property, at public auction, to the highest bidder for cash, at the location designated by the Commissioner’s Court of the county in which the Property is located, pursuant to Section 51.002, Property Code, Vernon’s Texas Codes Annotated, or, if no such designation has been made, at the door of the county courthouse of the county in Texas in which such Property or any part thereof is situated, between the hours of 10:00 o’clock A.M. and 4:00 o’clock P.M. on the first Tuesday of any month, after giving notice of the time, place, and terms of said sale and of the property to be sold by posting written notice of the sale at the courthouse door, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made at least twenty-one (21) days preceding the date of the sale. If the property to be sold is situated in more than one county, a notice shall be posted at the courthouse door and filed with the county clerk in each county in which the property to be sold is situated. In addition, Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the debt secured hereby according to the records of Beneficiary. Notwithstanding any agreement to the contrary, the holder of the debt shall serve a debtor in default under a deed of trust or other contract lien on real property used as the debtor’s residence with written notice by certified mail stating that the debtor is in default under the deed of trust or other contract lien and giving the debtor at least 20 days to cure the default before notice of sale can be given under Section 51.002, subsection (b). The entire calendar day on which the notice required by this subsection is given, regardless of the time of day at which the notice is given, is included in computing the 20-day notice period required by this subsection, and the entire calendar day on which notice of sale is given under subsection (b) is excluded in computing the 20-day notice period. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of the service. Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at the address as stated above. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Trustee may sell all or any portion of the Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property good and sufficient assignment documents or other documents of conveyance with covenants of general warranty made on behalf of Grantor. In no event shall Trustee be required to exhibit, present, or display at any such sale any of the personalty described herein to be sold at such sale.

Section 3.3  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Property, shall be applied by Trustee or Beneficiary (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law: first, to the payment of the costs and expenses of taking possession of the Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (a) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (b) court costs, (c) reasonable attorneys’ and accountants’ fees and expenses, and (d) costs of advertisement; and second, as provided in Section 2.5 of the Loan Agreement.

Section 3.4  Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The sale or sales by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold; and, if the proceeds of such sale or sales of less than the whole of the Property shall be less than the aggregate of the indebtedness and the expenses thereof, this Deed of Trust and the lien, security interest, and assignment hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property.

Section 3.5     If an Event of Default occurs, the holder of the indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire indebtedness due, and if sale is made because of default in the payment of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the indebtedness; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the indebtedness, but as to such matured part this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of any indebtedness. At any such sale the purchaser may disaffirm any easement granted, or rental, lease, or other contract made, in violation of any provision of this Deed of Trust, and may take immediate possession of the Property free from, and despite the terms of, such grant of easement and rental or lease contract. Beneficiary may bid and become the purchaser of all or any part of the Property at any trustee’s or foreclosure sale hereunder, and the amount of Beneficiary’s successful bid may be credited on the indebtedness.

Section 3.6  Neither the enforcement of any of the remedies under this Article, the assignment of the Rents and Leases hereunder, the security interests hereunder, nor any other remedies afforded to Beneficiary or the Lenders under the Loan Documents, at law or in equity shall cause Beneficiary or any Lender to be deemed or construed to be a mortgagee in possession of the Property, to obligate Beneficiary or any Lender to lease the Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 4

                                                                                                                                                       TRUSTEE

Section 4.1  If the Trustee shall die or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by the Beneficiary to do so, or if, for any reason, the Beneficiary shall prefer to appoint a substitute trustee to act instead of the Trustee herein named, or any substitute trustee previously appointed, the Beneficiary shall have the full power to appoint, by written instrument a substitute trustee, or several substitute trustees in succession, who shall succeed to all of the estate, rights, powers and duties of the Trustee herein named.

Section 4.2  Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon.

Section 4.3  To the extent that this Deed of Trust or applicable law authorizes or empowers Beneficiary to exercise any remedies set forth herein or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State of Texas) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Deed of Trust in connection therewith, all for the benefit of Beneficiary and on Beneficiary’s behalf in accordance with applicable law of the State of Texas. In connection therewith, Trustee: (a) shall not exercise, or waive the exercise of, any Beneficiary’s remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Beneficiary’s request, and (b) shall exercise, or waive the exercise of, any or all of Beneficiary’s remedies at Beneficiary’s request, and in accordance with Beneficiary’s directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow Beneficiary’s request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

ARTICLE 5

ASSIGNMENT OF LEASES AND RENTS

Section 5.1  In furtherance of and in addition to the assignment made by Grantor herein, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents for use in the payment and performance of the Indebtedness and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to adequacy of security for the Indebtedness or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Beneficiary (any such notice being hereby expressly waived by Grantor).

Section 5.2  Grantor acknowledges that upon recordation of this Deed of Trust, Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, second priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Encumbrances and in the case of security deposits, rights of depositors and requirements of law. Grantor acknowledges and agrees that upon recordation of this Deed of Trust, Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 5.3  Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to the Property acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

ARTICLE 6

MISCELLANEOUS

Section 6.1  To the extent that proceeds of the Obligations are used to pay any outstanding lien, charge or encumbrance affecting the Property, such proceeds have been advanced by Beneficiary at Grantor’s request, and Beneficiary shall be subrogated to all rights, interests and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Beneficiary and shall supersede the terms, provisions, rights, and remedies under another lien or liens to which Beneficiary is subrogated hereunder.

Section 6.2  No waiver of any default on the part of Grantor or breach of any of the provisions of this Deed of Trust or of any other instrument executed in connection with the Obligations shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. Acceptance by Beneficiary of partial payments shall not constitute a waiver of the default by failure to make full payments.

Section 6.3  To the extent that Grantor may lawfully do so, Grantor hereby expressly waives any right pertaining to the marshalling of assets, the exemption of homestead, the administration of estates of decedents, or other matter to defeat, reduce or affect the right of Beneficiary to sell the Property for the collection of the Obligations (without any or different resort for collection), or the right of Beneficiary to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other person and claimant.

Section 6.4  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future law or judicial decision exempting the Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Beneficiary’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, except as required to be provided under the Loan Agreement; and (c) any right to a sale in inverse order of alienation. Grantor waives any statutory right of redemption and equity of redemption.

Section 6.5  Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties.

Section 6.6  Grantor hereby waives appraisement, or does not waive appraisement, at the option of the Beneficiary, to be exercised at any time prior to or at entry of judgment in any action to foreclose this Deed of Trust. Grantor expressly agrees that the Trustee may offer the Property as a whole or in such parcels or lots as the Beneficiary, in its sole discretion elects, regardless of the manner in which the Property may be described. Furthermore, in the event an interest in any of the Property is foreclosed upon pursuant to a judicial or non-judicial foreclosure sale, the Grantor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, the Grantor agrees that Beneficiary or Trustee, as the case may be, shall be entitled to seek a deficiency judgment from the Grantor and any other party obligated in respect of the Obligations equal to the difference between the amount of the Obligations and the amount for which the Property was sold pursuant to judicial or non-judicial foreclosure sale. The Grantor expressly recognizes that this Section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit the Grantor and other persons against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. The Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by the Grantor or any other person against whom recovery of a deficiency is sought.

Section 6.7  In the event that the amount secured by the Deed of Trust is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Property. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Deed of Trust. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Property is located or as are unsecured.

Section 6.8  All obligations contained in this Deed of Trust are intended by Grantor and Beneficiary to be, and shall be construed as, covenants running with the Property. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Property. All Persons who acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary. In addition, all of the covenants of Grantor in any Loan Document party thereto are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.

Section 6.9  (a) At the time provided in Section 9.10 of the Loan Agreement, the Property shall be released from the Lien created hereby and this Deed of Trust and all obligations (other than those expressly stated to survive such termination) of the Beneficiary and Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Property shall revert to the Grantor. At the request of Grantor following any such termination, the Beneficiary shall execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

(b)  If the Beneficiary shall be directed or permitted pursuant to Section 9.10 of the Loan Agreement to release any Lien or any portion of the Property, such Property shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in Section 9.10 of the Loan Agreement. In connection therewith, the Beneficiary, at the request of Grantor, shall execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such release.

Section 6.10  THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERCEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING

TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 6.11  By acceptance hereof, Beneficiary agrees that the First Lien Deed of Trust and all amounts secured by the First Lien Deed of Trust (including all future advances secured thereby) shall have priority over this Deed of Trust and the Indebtedness secured hereby.  The priorities specified herein shall be applicable irrespective of the time or order of attachment or perfection of security or mortgage interests, the time or order of filing of financing statements or mortgages, the time or order of making advances secured by the First Lien Deed of Trust, or the giving or failure to give any notice required hereby or thereby, or by law.  Notwithstanding anything contained in this Deed of Trust to the contrary, the right to condemnation, insurance, foreclosure, and other proceeds are governed by the Intercreditor Agreement and the First Lien Credit Agreement.

[Remainder of page intentionally left blank.]

EXECUTED as of the date first hereinabove written.

                    GRANTOR

                    THE BOMBAY COMPANY, INC.
                                        a Delaware corporation

                    By:_____________________________________
                                                      Name:________________________________
                                                         Title: _________________________________

STATE OF TEXAS         §
                      §
COUNTY OF TARRANT     §

This instrument was acknowledged before me the ____ day of May, 2007, by ______________________________, the _________________________ of The Bombay Company, Inc., a Delaware corporation, on behalf of said corporation.

            [SEAL]                     Notary Public, State of Texas
                                                     Tarrant County, Texas

EXHIBIT A

DESCRIPTION OF PREMISES

EXHIBIT B

PERMITTED ENCUMBRANCES

1.	Those exceptions appearing in Schedule B of a certain Title Insurance Policy issued by Chicago Title Insurance Company to Beneficiary with respect to the Property described in Exhibit A.

2.
That certain Memorandum of Agreement by and between Borrower, as lessor, and MetroPCS Texas, LLC, a Delaware limited liability company, with an office at 8144 Walnut Hill Lane, Suite 800, Dallas, Texas 75231, as lessee, regarding a Communications Set Lease Agreement for the purpose of installing, operating, and maintaining a communications facility and other improvements, to be recorded with the land records of Tarrant County, Texas in a form reasonably satisfactory to Beneficiary.

3.
That certain Memorandum of Agreement by and between Borrower, as lessor, and Southwestern Bell Wireless, LLC d/b/a Cingular Wireless, with an office at 15660 Dallas Parkway, Suite 1300, Dallas, Texas 75248, as lessee, regarding a Lease Agreement for the purpose of constructing, operating and maintaining a radio transmission facility and all other activities related thereto, to be recorded with the land records of Tarrant County, Texas in a form reasonably satisfactory to Beneficiary.

EXHIBIT C

DEED OF TRUST RIDER

Deed of Trust Rider attached to and made a part of that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of May 25, 2007, is executed and delivered by THE BOMBAY COMPANY, INC., a Delaware corporation, with an address at 550 Bailey Avenue, Fort Worth, Texas 76107 (“Grantor”), to JACK RATTIKIN, JR., an individual and resident of the State of Texas, having an address at 201 Main Street, Suite 800, Fort Worth, Texas 76102, his successors or substitutes (“Trustee”), for the benefit of GB MERCHANT PARTNERS, LLC, having an address of 101 Huntington Avenue, Boston Massachusetts 02109 (together with its successors and assigns, “Beneficiary”).

With intent to be legally bound, Grantor and Beneficiary agree that the following terms and conditions are herein made a part of the Deed of Trust as an integral part thereof. The provisions of this Rider are supplementary to the provisions of the Deed of Trust to which this Rider is attached and to the extent any provision of this Rider deals with the same subject matter as similar provisions of the Deed of Trust, the provisions hereof are to be construed to expand such similar provisions and not to limit the general application of any general provision contained in the Deed of Trust. To the extent any provision of this Rider conflicts with the Deed of Trust, the language in the Deed of Trust shall control. In case any one or more provisions of this Rider may be found to be invalid or unenforceable for any reason or in any respect, such invalidity or unenforceability shall not limit or impair enforcement any other provisions of this Rider.

                    1.  REPRESENTATIONS AND WARRANTIES.

The Grantor hereby represents, covenants and warrants to Beneficiary as follows.

1.1  Title; First Lien Status. Grantor represents and warrants to Beneficiary and Trustee that (a) Grantor owns the Property free and clear of any Liens except Permitted Encumbrances (subject to exceptions that do not, in the aggregate, materially impair the use of the personal property and Property of the Borrowers taken as a whole), and (b) this Deed of Trust creates valid, enforceable second priority liens and security interests against the Property except for the Permitted Encumbrances.

1.2  No Leases. There are presently in effect no leases of the Property or any part thereof except for any leases not prohibited under the terms of the Loan Agreement and the Permitted Encumbrances.

1.3  Court Orders, etc.. Grantor is not in default with respect to any order, writ, injunction, decree or demand of any court or any administrative agency or governmental authority affecting the Property or the use thereof.

1.4  Compliance with Law. To the best of Grantor’s knowledge, the Property is in material compliance with all applicable laws and governmental regulations, including but not limited to those governing zoning, land use, subdivision control, health, safety, fire protection and protection of the environment.

                    2.  CERTAIN COVENANTS AND CONDITIONS.

The Grantor covenants and agrees as follows.

2.1  Second Lien Status. Grantor shall preserve and protect the second lien and security interest status of this Deed of Trust as provided in the Loan Agreement.

2.2  Maintenance of Property; Alterations. Grantor shall keep and maintain the Property in accordance with the terms and provisions of Sections 6.2 and 6.6 of the Loan Agreement.

2.3  Insurance. The Grantor agrees, at Grantor’s sole cost and expense, to keep the Property insured at all times throughout the term of this Deed of Trust with policies of insurance in accordance with the provisions of Section 6.4 of the Loan Agreement and as follows:

(a)  casualty or physical hazard insurance on an “all risks” basis, (and, to the extent available in the jurisdiction in which the Property is located, broad form earthquake coverage in accordance with similar activities in similar geographic areas), and building code, valuable papers, extra expenses, extended period of indemnity and electronic data processing coverages, with a full replacement cost endorsement (including builder’s risk during any period or periods of time that construction or remodeling is being performed on the Property) and an “agreed amount” clause, in an amount equal to 100% of the full replacement cost of all improvements (excluding only the reasonable value of footings and foundations) and Grantor’s contents therein, in such amounts which are customary for Persons engaged in the same or similar business and with nationally recognized insurance companies; and

(b)  if at any time the Property or any portion thereof is located in a “Flood Hazard Area” pursuant to the Flood Disaster Protection Act of 1973 (or any successor thereto), broad form flood insurance in such total amount as Beneficiary shall reasonably require from time to time (or the maximum amount available, if less); and

(c)  insurance with respect to other insurable risks and coverages relating to the Property (including, without limitation, commercial general liability insurance, business interruption, boiler insurance, builder’s risk insurance, worker’s compensation insurance, and product liability insurance) in such amounts which are customary for Persons engaged in the same or similar business and with nationally recognized insurance companies.

All such insurance policies (other liability policies) shall be first payable in case of loss to Beneficiary by means of a standard non-contributory Beneficiary clause, shall be primary and without right of contribution from other insurance which may be available, shall waive any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of

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Grantor and Beneficiary, shall provide that with respect to Beneficiary, the insurance shall not be invalidated by any action or inaction by Grantor including without limitation any representations made by Grantor in the procurement of such insurance. All liability insurance policies shall include Beneficiary as an additional insured.

2.4  Casualties and Takings. All proceeds of any property or hazard insurance or awards of damages on account of any taking or condemnation for public use of or injury to the Property shall be remitted to Beneficiary in accordance with the provisions of Section 2.5 of the Loan Agreement.

2.5  Notice of Condemnation. Grantor, immediately upon obtaining knowledge of the institution of any proceeding for the condemnation or requisition of the Property or any portion thereof, shall notify Beneficiary of the pendency of such proceeding. The Beneficiary may participate in such proceeding, and Grantor from time to time shall deliver to Beneficiary all instruments requested by Beneficiary to permit such participation.

2.6  Leases; Assignments; Subordination. Except for Leases entered into in the ordinary course of business and consistent with past practices, Grantor shall not lease the Property or any part thereof without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed. If Grantor shall enter into a Lease, Grantor shall faithfully keep, observe and satisfy all the obligations on the part of the lessor to be kept, performed and satisfied under every Lease from time to time in force with reference to the Property, and shall not alter or terminate any such Lease, or any guarantee of such Lease, except in the ordinary course of business, or accept any rentals for more than one month in advance. At any time on notice from Beneficiary, Grantor shall submit to Beneficiary for examination all such Leases and on the demand of Beneficiary, shall execute and deliver a separate instrument collaterally assigning any or all such Leases, or the rents and profits thereof, in form satisfactory to Beneficiary. The Beneficiary shall have the right, by the execution of suitable written instruments from time to time, to subordinate this Deed of Trust, and the rights of Beneficiary hereunder, to any Lease or Leases from time to time in force with reference to the Property, and, on the execution of any such instrument, this Deed of Trust shall be subordinate to the Lease for which such subordination is applicable with the same force and effect as if such Lease had been executed and delivered, and a notice thereof recorded to the extent required to give notice to third persons, prior to the execution, delivery and recording of this Deed of Trust.

2.7  Prior Deeds of Trust. If this Deed of Trust, by its terms, is now, or at any time hereafter, becomes subject or subordinate to a prior deed of trust or mortgage, Grantor shall fully perform its obligations under such prior deed of trust or mortgage and shall not, without the consent of Beneficiary, agree to the modification, amendment or extension of the terms or conditions of such prior deed of trust or mortgage. Nothing contained in this Section 2.7 is intended, nor shall it be deemed, to constitute consent by Beneficiary to a subordination of the lien of this Deed of Trust.

2.8  Transfer of Ownership. Grantor shall not sell or permit any transfer of any interest in the Property, or any part thereof, without the prior express written consent of Beneficiary, except as expressly permitted by the Loan Agreement.

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2.9  Priority of Lien; After-Acquired Property. This Deed of Trust is and will be maintained as a valid deed of trust lien on the Property subject only to the Permitted Encumbrances. All property of every kind acquired by Grantor after the date hereof which, by the terms hereof, is required or intended to be subjected to the lien of this Deed of Trust shall, immediately upon the acquisition thereof by Grantor, and without any further mortgage, conveyance, assignment or transfer, become subject to the lien of this Deed of Trust. The Grantor will do, execute, acknowledge and deliver all and every such further conveyances, mortgages, and assurances as Beneficiary shall reasonably require for accomplishing the purposes of this Deed of Trust. If any action or proceeding shall be instituted to recover possession of the Property or for the foreclosure of any other mortgage or Deed of Trust or for any other purpose affecting the Property or this Deed of Trust, Grantor will immediately, upon service thereof on or by Grantor, deliver to Beneficiary a true copy of each precept, petition, summons, complaint, notice of motion, order to show cause, and all other process, pleadings and papers, however designated, served in any such action or proceeding.

2.10  Security Agreement. This Deed of Trust shall constitute a security agreement under Article 9 of the Uniform Commercial Code (the “Code”) in each applicable jurisdiction with respect to Fixtures, now or hereafter acquired by Grantor, which might otherwise be deemed “personal property” covered by this Deed of Trust. Grantor has granted and does hereby grant Beneficiary a security interest in the Fixtures and in all additions and accessions thereto, renewals and replacements thereof and all substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Deed of Trust. The following provisions relate to such security interest:

(1)  Upon the occurrence of an Event of Default, Beneficiary shall have the rights and remedies of a secured party under the Code as well as all other rights and remedies available at law or in equity or under this Deed of Trust.

(2)  This Deed of Trust also constitutes a Uniform Commercial Code financing statement which is being filed as a fixture filing. Grantor is the record owner of the real estate described on Exhibit A hereto. The collateral is described herein, some of which is or may become fixtures on the real estate described on Exhibit A hereto. The names and mailing addresses of the Debtor (“Grantor” herein) and secured party (“Beneficiary” herein) are set forth on the first page of this Deed of Trust. The Debtor is a corporation organized under the laws of the State of Delaware and its organizational identification number, if any, is 0813243.

(3)  Terms defined in the Code and not otherwise defined in this Deed of Trust shall have the same meanings in this subparagraph as are set forth in the Code. In the event that a term is used in Article 9 of the Code and also in another Article, the tern used in this subparagraph is that used in Article 9.

(4)  A carbon, photostatic or other reproduction of this Deed of Trust shall be sufficient as a financing statement. The Beneficiary shall have the right at any time to file a manually executed counterpart or a carbon, photostatic or other reproduction of this Deed of Trust as a financing statement in either the central or local property records of any jurisdiction wherein the collateral is situated, but the failure of the Beneficiary to do so shall not impair (i) the effectiveness of this Deed of Trust as a fixture filing as

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permitted by Section 9.402(f) of the Uniform Commercial Code, or (ii) the validity and enforceability of this Deed of Trust in any respect whatsoever.

                    3.  DEFAULT AND REMEDIES.

3.1  Default; Acceleration of Obligations. If an Event of Default shall occur and be continuing then Beneficiary may exercise the remedies provided under this Deed of Trust, under the Loan Agreement, under any and all other instruments and documents providing security for the Loan Agreement, under any and all other instruments and documents providing security for the Obligations, or under the laws of the state where the Property is situated, or any one or more of such remedies. In the event that any Event of Default shall occur and be continuing, Beneficiary may declare the Indebtedness immediately due and payable, in whole or in part, as provided in Section 8.2 of the Loan Agreement, whereupon such Indebtedness shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices or further actions of any kind, all of which are hereby expressly waived by Grantor.

3.2  Operation of Property. Upon the occurrence and during the continuance of an Event of Default, Beneficiary may hold, lease, manage, operate or otherwise use or permit the use of the Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Beneficiary may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Beneficiary shall deem necessary or desirable), and apply all rents, profits and other amounts collected in connection therewith in accordance with the other provisions of this Deed of Trust.

3.3  Receiver. Upon the occurrence and during the continuance of an Event of Default, or actual or threatened waste to all or any part of the Property, or at any time while a suit is pending to foreclose or reform this Deed of Trust or to enforce any provision hereof, Beneficiary shall have the right to apply without notice for the appointment of a receiver of all or any part of the Property and the rents and profits thereof, and such receiver shall have all the broad and effective functions and powers anywhere entrusted by a court to a receiver. Beneficiary shall be entitled to the appointment of said receiver forthwith as a matter of absolute right, without regard to the adequacy or inadequacy of the value of the Property or the solvency or insolvency of Grantor or any other defendant, and Grantor hereby waives any right to object to the appointment of such receiver and expressly consents thereto. The income, profits, rents, issues and revenues from the Property shall be applied by such receiver according to the provisions of this Deed of Trust and the practice of the court appointing such receiver.

3.4  Certain Terms of Foreclosure Sale. At any foreclosure sale, any combination, or all, of the Property or security given to secure the indebtedness secured hereby, may be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, Grantor hereby waiving the application of any doctrine of marshaling; and, in case Beneficiary, in the exercise of the power of sale herein

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given, elects to sell in parts or parcels, said sales may be held from time to time, and the power shall not be fully executed until all of the property or security not previously sold shall have been sold.

3.5  Uniform Commercial Code. If the provisions of the Uniform Commercial Code are applicable to any property or security given to secure the indebtedness secured hereby which is sold in combination with or as a part of the Property, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be fully satisfied by the notice given in execution of the power of sale or other provision in accordance with which the sale of real property pursuant to such foreclosure is held with respect to the Property or any part thereof.

3.6  Rights Cumulative. Each right, power and remedy conferred upon Beneficiary by this Deed of Trust, the Loan Agreement and by all other documents evidencing or securing the Obligations and conferred by law or in equity is cumulative and in addition to every other right, power and remedy herein or therein set forth or otherwise so existing, may be exercised from time to time, as often, and in such order, as may be deemed expedient by Beneficiary, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of, or discontinuance by, Beneficiary in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair my such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein. To constitute a waiver, there must be a writing signed by an officer of Beneficiary and directed to Grantor, specifying the waiver.

3.7  Restoration. In case Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust or the Loan Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Beneficiary, then and in every such case Grantor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceeding had been taken. In the event of a breach or default under this Deed of Trust or under the Loan Agreement or any other Loan Document, Grantor agrees to pay and to indemnify and hold harmless Beneficiary and the Lenders for all reasonable expenses, attorneys’ fees, taxes and other court costs occasioned by such breach or default.

                    4.  MISCELLANEOUS.

4.1  Notices. All notices, requests and other communications hereunder shall be made in writing and shall be given in the manner set forth in the Loan Agreement.

4.2  Successors and Assigns; Joint and Several Liability; Partial Invalidity. All the covenants and agreements of Grantor herein contained shall be binding upon Grantor and the successors and assigns of Grantor. In case any one or more of the provisions of this Deed of Trust may be found to be invalid, or unenforceable for any reason or in any respect, such invalidity or unenforceability shall not limit or impair enforcement of any other provision thereof.

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4.3  Future Advances. This Deed of Trust shall secure, and constitute a lien upon the Property for, any future advances made by Beneficiary or any of the Lenders under the Loan Agreement at any time or times hereafter, whether or not any reference is made to this Deed of Trust at the time such advances are made, and all such sums shall be equally secured with and, to the extent permitted by law, have the same priority as the Obligations outstandings as of the date hereof. Grantor agrees that if the outstanding balance of the Loan Agreement, principal and interest, is ever repaid to zero (despite any express prohibition to the contrary contained in the Loan Agreement), the lien and security interest of this Deed of Trust shall not be deemed released or extinguished by operation of law or implied intent of the parties. This Deed of Trust shall remain in full force and effect as to any further advances under the Loan Agreement made after any such zero balance until the Obligations are paid in full, all agreements to make further advances and readvances have been terminated and this Deed of Trust has been canceled of record. Grantor waives the operation of any applicable statute, case law or regulation having a contrary effect. The outstanding principal amount of the indebtedness under the Loan Agreement will bear interest at a variable rate or rates calculated in accordance with the terms and conditions of the Loan Agreement. The Loan Agreement is hereby incorporated into this Deed of Trust with regard to all references made to it in this Deed of Trust.

4.4  Modification. No change, amendment, modification, cancellation or discharge of this Deed of Trust, or any part hereof, shall be valid unless in writing and signed by the parties hereto or their respective successors and assigns.

4.5  Captions. Section headings are inserted for convenience of reference only, do not form part of this Deed of Trust and shall be disregarded for purposes of the interpretation of the terms of this Deed of Trust.

4.6  Governing Law. This Deed of Trust and the perfection and enforcement of the lien and security interest hereunder (and any financing statement filed in connection herewith) shall be governed by and construed and enforced in accordance with the laws of the state in which the Premises is situated.

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